Exhibit 99.1

News Release FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES INC. REPORTS RESULTS
FOR THIRD QUARTER AND FIRST NINE MONTHS

MINNEAPOLIS, Aug. 04, 2004 — Delphax Technologies Inc. (Nasdaq:DLPX) today reported sales of $12.6 million for its third fiscal quarter ended June 30, 2004, a decrease of 15 percent from $14.8 million for the same period a year earlier. Short-term delays in finalizing expected orders, coupled with delays associated with the recently concluded Drupa trade show reduced revenues, resulting in a third-quarter operating loss of $247,000, compared with operating income of $201,000 in last year’s third quarter.

The third-quarter net loss was $451,000, or $0.07 per share, compared with a loss of $105,000, or $0.02 per share, for the same period last year. An income tax expense of $19,000 resulting from profitable European operations contributed to this quarter’s net loss.

Sales of printing equipment were $600,000, a decrease of 77 percent from $2.6 million last year. The company said that the beginnings of a recovery from the worldwide purchasing recession in large-scale printing equipment appeared to slow temporarily during the quarter as potential buyers awaited the introduction of major new systems at the international Drupa 2004 trade show in Dusseldorf, Germany, in May. Orders for two major systems expected in the third quarter weren’t received until after the close of the period. This adversely affected both equipment sales and service-related revenues.

“Our third-quarter results are not representative of the performance levels we are targeting and expect,” said Jay Herman, chairman and chief executive officer. “But we believe we have positioned the company for a profitable fourth quarter and full-year, while initiating one of the most important product-introductions in our history.”

“Drupa 2004 was the focus of our industry during the spring quarter. This is the largest and most influential exhibition of new printing equipment in the world—an event that is held only once every four years and attracts nearly a half-million people to Dusseldorf, all seeking to learn of the latest developments in our industry. For Delphax, it provided an optimum audience for a very successful introduction of our new high-speed CR2000 digital web press, the world’s fastest roll-fed digital press.”

“The CR2000 generated a high level of interest—both from potential customers and the trade press, which gave us some extremely favorable coverage. We are in the process of working with the large number of customer contacts made at Drupa and we believe that a substantial portion of our fiscal 2005 results will be directly traceable to our Drupa introduction.”

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY
12500 Whitewater Drive • Minnetonka, MN 55343 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

News Release FOR IMMEDIATE DISTRIBUTION

Revenues from maintenance, spares and supplies remained strong during the quarter, although they were down 2 percent from the year-earlier total. While the CR Series and Imaggia systems produced growing levels of maintenance and supply revenues, the marginal third-quarter decline in total service-related revenues reflected the attrition of older legacy equipment that became a part of the company’s installed base through its Canadian acquisition in 2001. Over time, the company expects service and supply revenue generated by its newer large-scale presses to far outdistance the loss of service-related revenues from discontinued legacy equipment.

“Our base of service and supply revenue is subject to small variations from quarter to quarter because some customers concentrate their purchases of supplies at certain times of the year,” Herman said. “But it is very solid and, as sales of our new equipment increase, service and supply revenues will get closer to supporting profitability in the absence of significant equipment sales hence, providing the company a level of protection against future economic downturns.”

For the nine months ended June 30, 2004, sales were $41.5 million, compared with $44.5 million in the same period of fiscal 2003. Net income was $289,000, or $0.05 per share, compared with a loss of $1.3 million, or $0.20 per share, in the first nine months of fiscal 2003. Last year’s results included first-quarter restructuring costs of $1.2 million. This year’s net income was reduced by income tax expense of $170,000 primarily on profitable European operations.

Research and development expenditures were up 4 percent for the first nine months of fiscal 2004, reflecting preparation for the introduction of the CR2000 at Drupa. The CR2000’s industry-leading continuous running speed of 450 feet per minute is 50 percent faster than Delphax’s CR1300 system, previously the fastest roll-fed digital press.

Delphax Technologies Inc. will discuss its third quarter results in a conference call for investors and analysts on August 4, at 10 a.m. central time. To participate in the conference call, please call 1-800-218-0530 shortly before 10 a.m. central time and ask for the DELPHAX conference call. To listen to a taped replay of the conference, call 1-800-405-2236 and enter the pass code 11004804#. The replay will be available beginning at noon on August 4 and will remain active until noon on August 18, 2004.

About Delphax Technologies Inc.

Delphax Technologies Inc. is a global leader in the design, manufacture and delivery of advanced digital print production systems based on its patented electron-beam imaging (EBI) technology. Delphax digital presses deliver industry-leading throughput for both roll-fed and cut-sheet printing environments. These flagship products are extremely versatile, providing unparalleled capabilities in handling a wide range of substrates from ultra lightweight paper to heavy stock. Delphax provides digital printing solutions to publishers, direct mailers and other printers that require systems capable of supporting a wide range of commercial printing applications. The company also licenses and manufactures EBI technology for OEM partners that create differentiated product solutions for additional markets. There are currently over 4,000 installations using Delphax EBI technology in more than 60 countries worldwide. Headquartered in Minneapolis, with subsidiary offices in Canada, the United Kingdom and France, the company’s common stock is publicly traded on the National Market tier of the Nasdaq Stock Market under the symbol: DLPX. Additional information is available on the company’s website at www.delphax.com.

CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY
12500 Whitewater Drive • Minnetonka, MN 55343 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

News Release FOR IMMEDIATE DISTRIBUTION

Statements made in this news release concerning the company’s or management’s expectation about future results or events are “forward-looking statements.” Such statements are necessarily subject to risks and uncertainties that could cause actual results to vary materially from stated expectations. Additional information concerning the factors that could cause actual results to differ materially from the company’s current expectations is contained in the company’s periodic filings with the Securities and Exchange Commission.

INVESTOR CONTACTS

Jeffrey S. Mathiesen	Tom Langenfeld
Chief Financial Officer	BlueFire Partners, Inc.
Delphax Technologies Inc.	(for Delphax Technologies Inc.)
(952) 939-9000	(612) 344-1000
investor@delphax.com	langenfeld@bluefirepartners.com

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY
12500 Whitewater Drive • Minnetonka, MN 55343 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

News Release FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share amounts)
(Unaudited)

	Three Months		Nine Months
	Ended June 30		Ended June 30
	2004	2003	2004	2003
Sales:
Maintenance, spares and supplies	$11,981	$12,244	$36,401	$36,637
Printing equipment	600	2,561	5,097	7,873

NET SALES	12,581	14,805	41,498	44,510
Cost of sales	5,275	7,106	18,106	21,247

GROSS MARGIN	7,306	7,699	23,392	23,263
Operating expenses:
Selling, general and administrative	6,324	6,275	18,596	18,839
Research and development	1,228	1,223	3,689	3,539
Restructuring costs	—	—	—	1,185

	7,552	7,498	22,285	23,563

OPERATING (LOSS) INCOME	(246)	201	1,107	(300)
Net interest expense	236	146	623	581
Foreign currency exchange (gain) loss	(50)	160	25	370

(LOSS) INCOME BEFORE TAXES	(432)	(105)	459	(1,251)
Income tax expense	19	—	170	—

NET (LOSS) INCOME	$(451)	$(105)	$289	$(1,251)

Basic and diluted (loss) earnings per common share	$(0.07)	$(0.02)	$0.05	$(0.20)
Weighted average number of shares outstanding during the period	6,250	6,191	6,227	6,181
Weighted average number of shares and equivalents outstanding during the period assuming dilution	6,250	6,191	6,361	6,181

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY
12500 Whitewater Drive • Minnetonka, MN 55343 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

News Release FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	June 30,	September 30,
	2004	2003
ASSETS
Cash, cash equivalents and short-term investments	$1,441	$2,711
Accounts receivable — net	9,763	11,038
Inventories	20,904	17,859
Other current assets	2,189	1,389

Total current assets	34,297	32,997
Long-term assets	41	614
Fixed assets — net	2,712	3,461

Total Assets	$37,050	$37,072

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$9,776	$7,704
Current portion of debt	2,362	13,900

Total current liabilities	12,138	21,604
Long-term portion of debt	7,704	—
Other long-term liabilities	20	648

Total liabilities	19,862	22,252
Shareholders’ equity	17,188	14,820

Total Liabilities and Shareholders’ Equity	$37,050	$37,072

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY
12500 Whitewater Drive • Minnetonka, MN 55343 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com

News Release FOR IMMEDIATE DISTRIBUTION

DELPHAX TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended
	June 30,	June 30,
	2004	2003
OPERATING ACTIVITIES
Net income (loss)	$289	$(1,251)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,022	1,376
Loss on disposal of equipment and fixtures	137	—
Non-cash interest on 7% convertible subordinated notes	259	—
Other	56	74
Changes in operating assets and liabilities:
Accounts receivable — net	1,505	(1,567)
Inventory	(2,797)	2,883
Other assets — net	(192)	(809)
Accounts payable and accrued expenses	1,895	648
Deferred revenue	(538)	563

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,636	1,917
INVESTING ACTIVITIES
Purchase of equipment and fixtures	(406)	(472)
Sale of short-term investments	44	—

NET CASH USED IN INVESTING ACTIVITIES	(362)	(472)
FINANCING ACTIVITIES
Issuance of 7% convertible subordinated notes	3,000	—
Issuance of common stock	79	113
Repayment on bank credit facilities	(5,615)	(2,130)
Principal payments on capital lease obligations	(41)	(24)

NET CASH USED IN FINANCING ACTIVITIES	(2,577)	(2,041)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	74	76

DECREASE IN CASH AND CASH EQUIVALENTS	(1,229)	(520)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,670	1,718

CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,441	$1,198

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CREATING NEW POSSIBILITIES THROUGH DIGITAL IMAGING TECHNOLOGY
12500 Whitewater Drive • Minnetonka, MN 55343 • Phone: 952.939.9000 • Fax: 952.939.1151 • Website: www.delphax.com